SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Sprott Physical Gold and Silver Trust

(Exact name of registrant as specified in its charter)

Province of Ontario, Canada	98-1399794
(State of incorporation	(IRS Employer
or organization)	Identification No.)

Suite 2600, South Tower,
Royal Bank Plaza,
200 Bay Street,
Toronto, Ontario, Canada	M5J 2J1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Sprott Physical Gold and Silver Trust, a trust established under the laws of the Province of Ontario, Canada (the “Trust”), is registering units of the Trust pursuant to this registration statement on Form 8-A.

Item 1.                                                         Description of Registrant’s Securities to be Registered

The information required by this item is contained under the headings “Description of Trust Units”, “Redemption of Trust Units”, “Responsibility for Operation of the Trust”, “Distribution Policy”, “Material Income Tax Considerations”, “Termination of the Trust”, and “Schedule B — Comparison of Rights as a Unitholder of the Trust and as a Shareholder of CFCL” in the proxy circular of Central Fund of Canada Limited, dated October 26, 2017 (the “Proxy Circular”), as furnished to the Securities and Exchange Commission (File No. 001—09038) under cover of Form 6-K on November 8, 2017. The information contained under the headings “Description of Trust Units”, “Redemption of Trust Units”, “Responsibility for Operation of the Trust”, “Distribution Policy”, “Material Income Tax Considerations”, “Termination of the Trust”, and “Schedule B — Comparison of Rights as a Unitholder of the Trust and as a Shareholder of CFCL” in the Proxy Circular is hereby incorporated by reference into this registration statement on Form 8-A, and is deemed filed under the Securities Exchange Act of 1934, as amended.

The transfer agent and registrar for the Trust is TSX Trust Company.

Item 2.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Arca and because the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 16, 2018	Sprott Physical Gold and Silver Trust
By Sprott Asset Management GP Inc., as general partner of the manager of the Registrant

	By:	/s/ Kevin Hibbert
		Name:	Kevin Hibbert
		Title:	Chief Financial Officer